UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 9, 2024
Date of Report (Date of Earliest Event Reported)

DIAMONDBACK ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Ave.
Suite 100
Midland, Texas 79701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (432) 221-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously announced, Diamondback Energy, Inc., a Delaware corporation (the “Company” or “Diamondback”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), by and among the Company, Eclipse Merger Sub I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Eclipse Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Endeavor Manager, LLC, a Texas limited liability company (solely for purposes of certain sections set forth therein), and Endeavor Parent, LLC, a Texas limited liability company (“Endeavor”).   On September 10, 2024 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement, the Company completed its acquisition of Endeavor (the “Acquisition”).

Item 1.01  Entry into a Material Definitive Agreement.

Pursuant to the terms of the Merger Agreement, on the Closing Date, the Company entered into a Stockholders Agreement (“Stockholders Agreement”) with the former holders of all the issued and outstanding equity interests in Endeavor (the “Endeavor Interests”) who received shares of common stock, par value $0.01 per share, of Diamondback (the “Company Common Stock”) in the Acquisition as consideration (the “Endeavor Stockholders”).  As a result of the Acquisition, the Endeavor Stockholders hold approximately 39.7% of the outstanding shares of Company Common Stock (based upon the number of shares of Company Common Stock outstanding as of September 6, 2024).  A summary of the material terms of the Stockholders Agreement can be found in the section titled “Stockholders Agreement” of the Company’s definitive proxy statement on Schedule 14A that was filed with U.S. Securities and Exchange Commission (the “SEC” and such proxy statement, the “proxy statement”) on March 29, 2024, which such section is incorporated herein by reference. The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Stockholders Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Acquisition was completed and the Company acquired 100% of the Endeavor Interests from the Endeavor Stockholders in exchange for, in the aggregate, (i) cash consideration of approximately $7.1 billion (which is subject to certain customary post-closing adjustment under the terms of the Merger Agreement) and (ii) approximately 117.3 million shares of Company Common Stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement and the amendment to the Merger Agreement, which are included as Exhibits 2.1 and 2.2 to this Current Report and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report is incorporated by reference into this Item 3.02. The issuance of the Company Common Stock in the Acquisition was exempt from the registration requirements of the Securities Act of 1933, as amended, because such issuance did not involve a public offering.

Item 3.03  Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement and Stockholders Agreement, the Company and the former members of Endeavor who received Company Common Stock in the Acquisition mutually agreed to cause each of Lance Robertson, Charles Meloy and Robert K. Reeves to be appointed to the board of directors of the Company (the “Board”). On the Closing Date, in accordance with the Second Amended and Restated Certificate of Incorporation of the Company (as amended, the “Charter”) and the Fourth Amended and Restated Bylaws of the Company, the Board increased the size of the Board by three directors and appointed Mr. Robertson, Mr. Meloy and Mr. Reeves as members of the Board to the resulting vacancies. Mr. Robertson, Mr. Meloy and Mr. Reeves will each hold office until the 2025 Annual Meeting of the Company’s stockholders and his successor has been elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Following the aforementioned appointments, the full Board consists of twelve directors. Additionally, Mr. Meloy was appointed to the Safety, Sustainability and Corporate Responsibility Committee of the Board and Mr. Reeves was appointed to the Nominating and Corporate Governance, Audit and Compensation Committees of the Board.

Additional information regarding these new directors is set forth below:

Mr. Robertson previously served as Chief Executive Officer of Endeavor Energy Resources, L.P. (“Endeavor LP”). Mr. Robertson joined Endeavor LP as Chief Operating Officer and Senior Vice President of Development in January 2017 and was appointed Chief Executive Officer in 2020.  He previously served as Vice President of US Unconventional Resources at Marathon Oil Company (“Marathon”) where he provided oversight of the North America Unconventional Business Units and Technology Application, Land, Supply Chain and Exploration efforts.  Mr. Robertson was a part of Marathon from 2011 to 2016.  Prior to his role at Marathon, Mr. Robertson served as Vice President of Engineering and Exploration at Pioneer Natural Resources. Mr. Robertson earned a Bachelor of Science in Petroleum Engineering from Texas A&M University in 1998 and a Master of Business Administration from Southern Methodist University in 2010. Mr. Robertson currently serves on the boards of directors for the Permian Basin Petroleum Association and Permian Strategic Partnership and on Texas A&M University’s Department of Petroleum Engineering Industry Advisory Board.

Mr. Meloy previously served as President and Chief Executive Officer of Endeavor LP from February 2016 until his retirement in September 2020.  Prior to his employment with Endeavor LP, he was Executive Vice President of U.S. Onshore Exploration and Production at Anadarko Petroleum Corporation (“Anadarko”), until his retirement in 2015.  Prior to his work at Anadarko, he served as Vice President of Exploration and Production for Kerr-McGee Corporation.  Mr. Meloy graduated from Texas A&M with a Bachelor of Science in Chemical Engineering in 1982.  Mr. Meloy has previously served on the boards of directors for Western Gas Equity Partners and the Independent Producers of America Association and as a member of the API Upstream Committee. He is an active member of the Society of Petroleum Engineers and the Texas Professional Engineers.

Mr. Reeves previously served for 14 years as Executive Vice President and Chief Administrative Officer of Anadarko in Houston, Texas, where he supervised legal, human resources, government relations, information technology, HSE, corporate security and administrative functions.  Mr. Reeves retired from Anadarko in December of 2018.  Prior to Anadarko, Mr. Reeves served for eleven years as Executive Vice President, General Counsel and Secretary of Ocean Energy, Inc. and its predecessor, Flores & Rucks, Inc.  Prior to his corporate roles, Mr. Reeves was a partner for eleven years in the Onebane Law Firm of Lafayette, Louisiana.  Mr. Reeves received his bachelor’s degree in Business Administration from Louisiana State University in 1978 and his Doctor of Jurisprudence from LSU Law School in 1982. Mr. Reeves currently serves as a member of the LSU Foundation Board and on the board of visitors of MD Anderson Cancer Center. He also previously served on the boards of directors of Key Energy Services, Inc., Western Gas Partners, LP, Western Gas Equity Partners, LP, Episcopal Health Foundation, St. Luke’s Episcopal Health System, Family Services of Greater Houston and United Way of Greater Houston.

As non-employee members of the Board, each of these directors will be compensated in accordance with the Company’s non-employee director compensation program, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the SEC on April 25, 2024, prorated for the service period beginning on the Closing Date and ending on the date of the 2025 Annual Meeting of the Company’s stockholders.

An entity affiliated with Mr. Meloy, which is an Endeavor Stockholder, received approximately $72.1 million and 1,195,017 shares of Company Common Stock as merger consideration. Other than the foregoing, there are no family relationships among any of these new directors and the Company’s other directors and executive officers and no other transactions requiring disclosure under Item 404(a) of Regulation S-K. Other than the Merger Agreement and the Stockholders Agreement, there are no arrangements between these directors and any other person pursuant to which such individuals were selected as directors.

The Company entered into indemnification agreements with each of Mr. Robertson, Mr. Meloy and Mr. Reeves in a form consistent with the indemnification agreements entered into with the Company’s other directors. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Director and Officer Indemnification Agreement, which is included as Exhibit 10.2 to this Current Report and the terms of which are incorporated into this Item 5.02 by reference.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company filed an amendment to its Charter (such amendment, the “Charter Amendment”).  The Charter Amendment was approved by the requisite number of votes cast by the Company’s stockholders at its special meeting of stockholders held on April 26, 2024.  The Charter Amendment increases the number of shares of Company Common Stock authorized under the Charter from 400 million shares of Company Common Stock to 800 million shares of Company Common Stock and the authorized numbers of shares of the Company’s capital stock from 410 million shares to 810 million shares.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Charter Amendment, which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On September 10, 2024, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 8.01   Other Events.

HSR Act Waiting Period

The consummation of the Merger was subject to the satisfaction or waiver of certain closing conditions including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As previously disclosed, on April 29, 2024, the Company and Endeavor each received a request for additional information and documentary material (the “Second Request”) from the U.S. Federal Trade Commission (“FTC”) in connection with the FTC’s review of the transactions contemplated by the Merger Agreement. The effect of the Second Request was to extend the waiting period under the HSR Act until 30 days after both the Company and Endeavor certified substantial compliance with the Second Request. Following the Company's and Endeavor's certifications of substantial compliance, the waiting period under the HSR Act expired on September 9, 2024.

Stockholder Litigation

In connection with the Acquisition, the Endeavor Stockholders had agreed to enter into a prior form of the Stockholders Agreement at the closing of the Acquisition that, among other things, would have: (i) prohibited the Endeavor Stockholders from transferring their shares of Company Common Stock to an “Activist Stockholder” (as defined in such form of the Stockholders Agreement) (the “Activist Sale Prohibition”); and (ii) required such holders to vote their shares of Company Common Stock in favor of the director nominees recommended by the Board for so long as they owned at least 20% of the outstanding shares of Company Common Stock (the “Board Voting Requirement”).

As previously disclosed in the proxy statement, on February 28, 2024, Plaintiffs Plymouth County Retirement Association and Kenneth Webb (“Plaintiffs”) filed a putative class action complaint (“Complaint”) in the Delaware Court of Chancery (the “Court”), styled Plymouth County Retirement Association, et al. v. Diamondback Energy, Inc., et al., C.A. No. 2024-0183-MTZ (Del. Ch.) (the “Action”).  Among other things, the Complaint challenged the Activist Sale Prohibition and the Board Voting Requirement.  On March 18, 2024, the Company and the other parties to the Merger Agreement amended the Merger Agreement to amend the form of Stockholders Agreement to remove the Activist Sale Prohibition and amend the Board Voting Provision so as to require the Endeavor Stockholders to vote their shares of Company Common Stock in director elections in proportion to all other stockholders of the Company for so long as they own 20% of the outstanding shares of Company Common Stock (collectively, the “Amendments”).  On March 25, 2024, the Court entered a stipulated Order dismissing the Action as moot and retaining jurisdiction to determine Plaintiffs’ counsel’s application for an award of attorneys’ fees and expenses (the “Dismissal Order”). The Dismissal Order was entered by the Court without a finding of wrongdoing by the Company, its directors or anyone else.

Following entry of the Dismissal Order, the parties engaged in arm’s-length negotiations, pursuant to which the Company and/or its insurer(s) have agreed to pay Plaintiffs’ counsel, on behalf of all Defendants, $495,000.00 in attorneys’ fees (inclusive of expenses (the “Mootness Fee”)) in full satisfaction of any claim by Plaintiffs or Plaintiffs’ counsel for an award of fees, costs and expenses in connection with this Action.  The Court has not and will not pass judgment on the Mootness Fee.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The Company intends to file the financial statements of Endeavor required by Item 9.01(a) by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information relating to the Acquisition required by Item 9.01(b) by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date of this Current Report on Form 8-K is required to be filed.

(d)          Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of February 11, 2024, by and among the Company, Endeavor, Eclipse Merger Sub I, LLC, Eclipse Merger Sub II, LLC and Endeavor Manager, LLC (for purposes of certain sections set forth therein) (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on February 12, 2024)

2.2
Letter Agreement, amending the Merger Agreement, by and among the Company, Endeavor, Eclipse Merger Sub I, LLC, Eclipse Merger Sub II, LLC and Endeavor Manager, LLC, dated March 18, 2024 (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on March 18, 2024).

10.1*	Stockholders Agreement, by and among the Company and the initial stockholders named therein, dated September 10, 2024
10.2
Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.15 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by the Company with the SEC on August 20, 2012)

3.1	Certificate of Amendment No. 1 to Second Amended and Restated Certificate of Incorporation of the Company
99.1	Press Release, dated September 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.
Date: September 10, 2024	By:	/s/ Kaes Van’t Hof
	Name:	Kaes Van’t Hof
	Title:	President and Chief Financial Officer